Exhibit 99.1

DSP Group, Inc. Reports Third Quarter 2009 Earnings

SAN JOSE, Calif., October 27, 2009—DSP Group, Inc.™ (NASDAQ: DSPG), a leading provider of wireless chipset solutions for converged communications at home, announced today its results for the third quarter ended September 30, 2009.

Third Quarter Results:

Revenues for the third quarter of 2009 were $65,532,000, a decrease of 25% from revenues of $87,368,000 for the third quarter of 2008. Net income for the third quarter of 2009 was $6,803,000, as compared to net loss of $3,030,000 for the third quarter of 2008. Diluted earnings per share (EPS) for the third quarter of 2009 were $0.29, as compared to a loss of $0.11 per share for the third quarter of 2008.

Non-GAAP Results:

Non-GAAP net income and diluted EPS for the third quarter of 2009 were $4,336,000 and $0.18 per share, respectively; a decrease of 41% from the non-GAAP net income of $7,367,000 and a decrease of 33% from the non-GAAP diluted EPS of $0.27 per share for the third quarter of 2008. Non-GAAP net income and diluted EPS for the third quarter of 2009 excluded the impact of amortization of acquired intangible assets of $3,072,000 associated with the acquisition of the Cordless and VoIP Terminals business of NXP B.V.; equity-based compensation expenses of $2,637,000; gains from realization of previously impaired available-for-sale securities of $531,000; and a tax benefit of $7,645,000 resulting from the reversal of income tax contingency reserve that was determined to be no longer needed due to the expiration of applicable limitation statutes. Non-GAAP net income and diluted EPS for the third quarter of 2008 excluded the impact of amortization of acquired intangible assets of $5,702,000 associated with the acquisition of the Cordless and VoIP Terminals business of NXP B.V.; equity-based compensation expenses of $3,205,000; restructuring expenses of $1,870,000 associated with our cost cutting measures at various operating sites; an unrealized loss related to certain available-for-sale marketable securities of $671,000; and the aggregate tax benefits associated with such expenses of $1,051,000.

Ofer Elyakim, CEO of DSP Group, stated: “Our financial results for the third quarter were at the higher end of our forecast, and reflect solid execution in what remains a challenging environment in which our customers’ visibility remains limited.”

The Company believes that the non-GAAP presentation of net income and diluted EPS presented in this press release is useful to investors in comparing results for the quarter ended September 30, 2009 to the same period in 2008 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensations expenses are reflected on its statements of income.

About DSP Group

DSP Group, Inc. (NASDAQ: DSPG) is a leading global provider of wireless chipset solutions for converged communications at home. Delivering system solutions that combine semiconductors and software with reference designs, DSP Group enables consumer electronics (CE) manufacturers to cost-effectively develop new revenue-generating applications with fast time to market. At the forefront of semiconductor innovation and operational excellence for over two decades and with a dominant share of the wireless home telephony market, DSP Group provides a broad portfolio of wireless chipsets integrating DECT, Wi-Fi, PSTN and VoIP technologies with state-of-the-art application processors. Enabling converged voice, audio, video and data connectivity across diverse consumer products – from cordless and VoIP phones to home gateways and connected multimedia screens – DSP Group proactively partners with CE manufacturers to shape the future of converged communications at home. For more information, visit www.dspg.com.

Earnings conference call

DSP Group has scheduled a conference call for 8:30 a.m. EDT today to discuss the financial results for the third quarter of 2009 and invites you to listen to a live broadcast over the Internet. The broadcast can be accessed by all interested parties through the Investor Relations section (investor message board) of DSP Group’s Web site at www.dspg.com or link to: http://ir.dspg.com./phoenix.zhtml?c=101665&p=irol-eventDetails&EventId=2432395.

If you cannot join the call, please listen to the replay, which will be available for approximately one week after the call on DSP Group’s Web site or by calling the following numbers:

—US Dial-In # 1-888-286-8010 (passcode: 31071002)

—International Dial-In # 1-617-801-6888 (passcode: 31071002)

For more information, please contact Orly Garini; Tel: +1-408-240-6839; Email: orly.garini@dspg.com

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Product revenues and other	$65,532	$87,368	$157,466	$234,250
Cost of product revenues and other	40,807	54,503	100,251	148,462

Gross profit	24,725	32,865	57,215	85,788
Operating expenses:
Research and development	15,221	17,908	42,590	56,825
Sales and marketing	4,666	5,483	13,466	17,124
General and administrative	3,655	4,539	11,395	13,336
Amortization of intangible assets	3,072	5,702	9,177	17,200
Restructuring costs	—	1,870	—	1,870

Total operating expenses	26,614	35,502	76,628	106,355

Operating loss	(1,889)	(2,637)	(19,413)	(20,567)
Other income:
Interest and other income (loss), net	1,113	(185)	2,297	1,948

Loss before provision for income taxes	(776)	(2,822)	(17,116)	(18,619)
Provision for income taxes (income tax benefit)	(7,579)	208	(11,551)	(630)

Net income (loss)	$6,803	$(3,030)	$(5,565)	$(17,989)

Net earnings (loss) per share:
Basic	$0.30	$(0.11)	(0.23)	(0.62)
Diluted	$0.29	$(0.11)	(0.23)	(0.62)

Weighted average number of shares of common stock used in the computation of:
Basic	22,901	27,728	23,906	28,885
Diluted	23,662	27,728	23,906	28,885

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME (NON-GAAP)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Product revenues and other	$65,532	$87,368	$157,466	$234,250
Cost of product revenues and other	40,596	54,295	99,637	147,750

Gross profit	24,936	33,073	57,829	86,500
Operating expenses:
Research and development	14,093	16,267	38,484	51,201
Sales and marketing	4,213	5,127	12,087	15,832
General and administrative	2,810	3,539	9,011	10,215

Total operating expenses	21,116	24,933	59,582	77,248

Operating income (loss)	3,820	8,140	(1,753)	9,252
Other income:
Interest and other income, net	582	486	1,766	2,619

Income before provision for income taxes	4,402	8,626	13	11,871
Provision for income taxes (income tax benefit)	66	1,259	(417)	2,042

Net income	$4,336	$7,367	$430	$9,829

Net earnings per share:
Basic	$0.19	$0.27	$0.02	$0.34
Diluted	$0.18	$0.27	$0.02	$0.34

Weighted average number of shares of common stock used in the computation of:
Basic	22,901	27,728	23,906	28,885
Diluted	23,662	27,740	24,215	28,957

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net income (loss)	$6,803	$(3,030)	$(5,565)	$(17,989)

Equity-based compensation expense included in cost of product revenues	211	208	614	712
Equity-based compensation expense included in R&D	1,128	1,641	4,105	5,624
Equity-based compensation expense included in SG&A	1,298	1,356	3,763	4,413
Amortization of intangible assets related to NXP transaction	3,072	5,702	9,177	17,200
Restructuring costs	—	1,870	—	1,870
Unrealized loss(realized gain) related to certain available-for-sale marketable securities	(531)	671	(531)	671
Reversal of income tax contingency reserve	(7,645)	—	(7,645)	—
Tax benefit resulting from settlement agreement with tax authorities	—	—	(3,488)	—
Tax benefit resulting from the above mentioned items	—	(1,051)	—	(2,672)
Non-GAAP net income	$4,336	$7,367	$430	$9,829

Non-GAAP diluted earnings per share	$0.18	$0.27	$0.02	$0.34

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2009	December 31, 2008
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents Restricted deposits	$37,976 115	$68,886 115
Marketable securities and cash deposits	17,308	12,449
Trade receivables, net	35,920	39,603
Inventories	13,000	14,098
Other accounts receivable	14,484	17,367
Deferred income taxes	243	306

Total current assets	119,046	152,824

Property and equipment, net	10,883	14,822

Long term marketable securities and cash deposits	58,436	40,051
Severance pay fund	8,743	7,286
Deferred income taxes	16	212
Other intangible assets	23,568	32,728
Other assets	1,475	1,331

Total assets	$222,167	$249,254

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$21,941	$20,136
Other current liabilities	22,630	40,329

Total current liabilities	44,571	60,465
Accrued severance pay	10,188	8,008
Accrued pensions	1,744	1,675
Deferred tax liability	—	24
Other long term liabilities	—	455

Total long term liabilities	11,932	10,162
Stockholders’ equity:
Common stock	23	27
Additional paid-in capital	322,971	314,484
Accumulated other comprehensive income	2,094	51
Less – Cost of treasury stock	(123,359)	(107,749)
Retained loss	(36,065)	(28,186)

Total stockholders’ equity	165,664	178,627

Total liabilities and stockholders’ equity	$222,167	$249,254